AIM CORE BOND FUND                                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        9

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $  5,123
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $  1,566
           Class C                   $    952
           Class R                   $    120
           Class Y                   $     29
           Institutional Class       $ 19,814

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.6366
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.5708
           Class C                     0.5710
           Class R                     0.6141
           Class Y                     0.4640
           Institutional Class         0.6645

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                      8,701
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      2,407
           Class C                      2,147
           Class R                        198
           Class Y                         99
           Institutional Class         25,869

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   8.59
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   8.59
           Class C                   $   8.59
           Class R                   $   8.58
           Class Y                   $   8.59
           Institutional Class       $   8.59